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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

         We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to various stock option plans of Stage II Apparel Corp. of our report dated March 12, 1999, relating to the 1998 and 1997 consolidated financial statements of Stage II Apparel Corp., which report appears in the December 31, 1998 Annual Report on Form 10-K of Stage II Apparel Corp.


                                              MAHONEY COHEN & COMPANY, CPA, P.C.

New York, New York
May 21, 1999